Exhibit 99.02

PRESS RELEASE

Scripps completes GAC acquisition

For immediate release	(NYSE: SSP)

Nov. 17, 2004

CINCINNATI – The E. W. Scripps Company and Jones Media Networks today completed an all cash transaction that results in Scripps acquiring the Great American Country cable and satellite television network for $140 million.

GAC becomes the fifth national programming network operated by Scripps and its Scripps Networks division. Other Scripps Networks brands include Home & Garden Television, Food Network, DIY Network and Fine Living. Scripps also operates a national electronic commerce business, the Shop at Home Network, and its Web site, shopathometv.com.

GAC is a 24-hour country music video network that was launched in 1996. The network is distributed via cable and satellite television systems nationwide to about 34 million households.

Scripps announced its intention to acquire GAC in October.

The E.W. Scripps Company is a diverse media concern with interests in national lifestyle television networks, newspaper publishing, broadcast television, television retailing, interactive media and licensing and syndication. All of the company’s media businesses provide content and advertising services via the Internet.

###

Contacts: Tim Stautberg, The E. W. Scripps Company, 513.977.3826

Email: Stautberg@scripps.com